EXHIBIT 10.14

LEASE

THIS LEASE is entered into to be effective on the 1st day of July, 1987, by and between B.S. ENTERPRISES, a California general partnership (hereinafter referred to as “Lessor”) and DATA CIRCUIT SYSTEMS, INC., a California corporation (hereinafter referred to as “Lessee”).

1.           Premises: The Lessor hereby leases to the Lessee and the Lessee hereby hires from Lessor for the term, at the rental and upon the covenants and conditions hereinafter set forth, the premises, sometimes hereinafter referred to as the “Leased Premises”, more particularly described in Exhibit A, attached hereto and incorporated herein by reference, and commonly known as 335-A and 335-B Turtle Creek Court, in the City of San Jose, County of Santa Clara, State of California, which premises consist of real property improved with a building and site improvements. Upon the availability of 335-C and 335-D Turtle Creek Court, Lessor shall lease said portion of the Leased Premises to Lessee upon the terms and conditions contained herein.

2.           Rental: Lessee shall pay to Lessor without deduction, set off, prior notice or demand, as rental in advance on the first day of each month during the term hereof the sum of $5,100.00 per month. Lessee shall pay to Lessor monthly the sum of $2,210.00 for 335-D and $2,853.28 for 335-C upon the possession by Lessee of said portions of the Leased Premises.

3.           Term: The term of this Lease shall be for a period of five (5) full years commencing on the 1st day of July, 1987, and ending on the 30st day of June, 1992.

4.           Option to Renew: Lessee shall have the option to extend the term of this Lease for a total of four (4) additional five (5) year terms following expiration of the initial term as provided in Paragraph 3 hereinabove. Lessee shall exercise its option by giving notice of exercise of the option (the “option notice”) to Lessor at least six (6) months before the expiration of the initial term. With respect to any further renewal, Lessee shall give the option notice to Lessor at least six (6) months before the expiration of the additional renewal term. Notwithstanding the foregoing, if Lessee is in default of this Lease on the date of giving the option notice, the option notice shall be totally ineffective, or if Lessee is in default on the date the extended term is to commence, the extended term shall not commence and this Lease shall expire at the end of the initial term or the previously extended term, as the case may be. The monthly rent for the extended term shall be as determined by the mutual agreement of the parties; provided, however, if the parties cannot so agree, then such monthly rent shall be equal to the sum of: (i) the monthly rent in effect for the previous term and (ii) the percentage increase in the Consumer Price Index (CPI) from the first month of the previous term to the first month of the newly renewed term multiplied by the monthly rent in effect for the previous term.

5.           Use: Lessee shall use the premises for any lawful purpose.

6.           Utilities: Lessee shall pay for all water, sewage removal, fuel, gas, oil, heat, electricity, power, telephone, janitorial, landscaping and all other materials and services which may be furnished to or used in or about said premises during the term of this Lease.

7.           Taxes:

A.           Real Property. Commencing on the lease commencement date and continuing for the entire term of this Lease as part of the consideration of this Lease and as additional rent hereunder, Lessee covenants and agrees to pay and discharge or cause to be paid and discharged promptly as the same become due and before delinquency, all taxes, assessments, rents and charges, license fees, municipal liens, levies, excise or imposts, whether general or special, ordinary or extraordinary, imposed by any governmental or quasi-governmental authority pursuant to law directly as a result of ownership of the Leased Premises located thereon which may be levied, assessed, charged or imposed, or may be or become a lien or charge upon the Leased Premises, or any part thereof or upon the leasehold or the estate hereby created, or upon the Lessor solely by reason of its ownership of the Leased Premises including without limitation any license or privilege fee or tax based and/or measured solely  by the rentals due Lessor hereunder; provided, however, that nothing herein contained shall be construed as imposing upon Lessee any obligation to pay any estate, inheritance, succession, capital levy or transfer tax of the Lessor growing out of or levied in connection with this Lease or the right in the Leased Premises or any tax measured by or based upon the net income of Lessor.

(1)           Any sums above required to be paid by Lessee, which shall relate to a fiscal year during which the term of this Lease shall commence or terminate shall be prorated between Lessor and Lessee as of the date of such commencement or termination. If the law expressly permits the payment of such assessments in installments, Lessee may utilize the permitted installment method, but shall pay each installment coming due during the term hereof with any interest thereon before delinquency.

(2)           Lessor shall make all payments of all sums required hereunder directly to the charging authority before delinquency and before any fine, interest or penalty shall become due or be imposed by operation of law for their nonpayment. If the law expressly permits the payment of any such sums in installments, Lessor may, at Lessor’s option, utilize the permitted installment payment method, but shall pay each installment with any interest before delinquency. Lessee shall reimburse Lessor within ten (10) days after payment by Lessor all amounts expended under this paragraph which relate to the Leased Premises.

B.           Personal Property. Lessee shall pay when due all taxes levied against personal property and trade fixtures on or about the premises prior to delinquency.

8.           Fire and Property Damage Insurance: Lessor shall maintain, as the minimum coverage required of it by this Lease, a policy or policies of fire and property damage insurance in so-called “fire and extended coverage” form insuring Lessor (and such others as Lessor may designate) against loss of rents for a period of not less than twelve (12) months and from physical damage to the building and other site improvements with coverage of not less than one hundred percent (100%) of the full replacement value thereof. The foregoing notwithstanding, such fire and property damage insurance, at Lessor’s election, (i) may be written in so-called “all risk” form to include such perils as are commonly covered by such form of coverage, (ii) may be endorsed to cover loss caused by such additional perils against which Lessor may elect to insure, including earthquake and/or flood, and (iii) may contain “deductibles” not exceeding One Thousand Dollars ($1,000.00) per occurrence. Lessor shall not be required to cause such insurance to cover any trade fixtures, leasehold improvements, or any inventory or other personal property of Lessee. The cost of the insurance carried by Lessor pursuant to this section and any “deductible” amount not exceeding One Thousand Dollars ($1,000.00) per occurrence paid by Lessor and excluded from the coverage of such insurance shall be reimbursed in full by Lessee.

9.           Condition of Premises: Lessee shall, at Lessee’s sole cost and expense, maintain, repair and keep the interior and exterior of the Leased Premises and each and every part thereof and all appurtenances (including without limitation, sidewalks fronting thereon, wiring, plumbing, sewage system, heating and air cooling installations, all glazing in or bordering the Leased Premises), in good condition and repair during the term of this Lease, damage thereto by fire, earthquake, act of God or the elements alone excepted. In the event Lessee should fail to make the repairs required of Lessee forthwith upon notice by Lessor, Lessor, in addition to all other remedies available hereunder by law, and without waiving any alternative remedies, may make the same and Lessee agrees to repay Lessor the cost as part of the rental payable as such on the next day upon which rent becomes due. Lessee waives all rights to make repairs at the expense of Lessor as provided for in any statute or law which may be now or hereafter enacted during the term of this Lease and agrees upon the expiration of the term of this Lease or sooner termination to surrender the Leased Premises in the same condition as received, ordinary wear and tear and damage by fire, earthquake or act of God.

10.           Compliance With Laws: Lessee shall not commit or permit to be committed any waste upon the Leased Premises, and shall not commit or permit to be committed any public or private nuisance, or any other act or thing prohibited by law. Lessee, at Lessee’s sole cost and expense, shall comply with all laws, ordinances, orders and regulations of all governmental authorities with respect to the use and occupancy of the premises. The judgment of any court of competent jurisdiction or the admission of Lessee in any action or proceeding against Lessee, whether Lessor be a party thereto, or not, that Lessee has violated any such law, ordinance, requirement or order in the use of the Leased Premises, shall be conclusive of that fact as between Lessor and Lessee.

11.           Alterations: Lessee shall not make any alteration, addition or improvement to the Leased Premises without first obtaining the written consent of Lessor. All such approvals, additions and improvements, including fixtures, made to or on the Leased Premises, except unattached movable business fixtures, shall be made at the sole cost and expense of Lessee and, upon completion, shall be the property of Lessor and shall become part of the Leased Premises and be surrendered to Lessor. Lessee shall provide Lessor with ten (10) days written notice before Lessee begins any such work, in order to allow Lessor adequate time to post notices of non-responsibility. Lessor shall notify Lessee within thirty (30) days before the end of this term whether Lessor desires to have Lessee remove all or any part of the alterations or improvements and to restore the Leased Premises to the condition existing prior to the alterations and improvements and Lessee shall remove all required items at Lessee’s sole cost and expense prior to expiration of the term of this Lease.

12.           Liens: Lessee shall keep the Leased Premises and building of which the Leased Premises are a part, free and clear of any liens and shall indemnify, hold harmless and defend Lessor from any liens and encumbrances arising out of any work performed or materials or labor furnished by or at the direction of Lessee. In the event any lien is filed, Lessee shall do all acts necessary to discharge any lien within ten (10) days of filing, or if Lessee desires to contest any lien, then Lessee shall deposit with Lessor such security as Lessor shall demand to insure the payment of the lien claim. In the event Lessee shall fail to pay any lien claim when due or shall fail to deposit the security required hereunder with Lessor, then Lessor shall have the right to expend all sums necessary to discharge the lien claim, and Lessee shall pay as additional rental, when the next rental payment is due, all sums expended by Lessor in discharging any lien, including attorneys’ fees and costs.

13.           Entry: Lessor and Lessor’s agents may enter upon the Leased Premises at all reasonable times to inspect the same, to show the Leased Premises to a prospective purchaser or Lessee, or to make any changes or alterations or repairs, including the erection and maintenance of scaffolding, canopies and other structures as may be needed, which Lessor shall deem necessary for the protection, improvement or preservation of the Leased Premises, or to post any notice provided for by law, or otherwise to protect any and all rights of Lessor without any liability to Lessee for damages or any abatement of rental. Nothing contained in this paragraph 13 shall be construed to obligate Lessor to make any such changes, alterations or repairs. Lessee further agrees that at any time after one hundred twenty (120) days prior to the termination of this Lease, Lessor may place thereon any usual or ordinary “To Let” or “To Lease” signs.

14.           Assignment and Subletting: Lessee shall not sublet or assign any portion or interest in this Lease without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld. In the event of an attempted subletting or assignment without obtaining such consent, said subletting or assignment shall, at the option of the Lessor be void. Such assignment or subletting shall further, at the option of Lessor, be deemed a breach of this Lease.

15.           Indemnification: Lessee shall hold harmless, indemnify and defend Lessor from all liability, penalties, losses, damages, costs, including reasonable attorneys’ fees and other costs of suit, expenses, causes of action, claims and/or judgments arising by reason of any injury or death to any person or persons, or damage to the property of any person or persons, (including without limitation, Lessee and Lessee’s servants, agents and employees), from any cause or causes whatsoever, while said person’s property are in, upon or in any way connected with the Leased Premises, during the term of this Lease or any occupancy hereunder.

Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise in, upon or about said Leased Premises and for injuries to Lessee, his agents, or third persons in or about said Leased Premises from any cause arising at any time.

16.           Insurance: Lessee shall secure and maintain at its own expense during the term of this lease comprehensive public liability insurance with combined single limit coverage of One Million Dollars ($1,000,000.00). The coverage of Lessee’s liability insurance shall be primary and in addition to any carried by Lessor. Said insurance shall be in a company or companies qualified to do business in the State of California and satisfactory to Lessor and shall designate Lessor as an additional named insured thereunder and shall provide for ten (10) days notice to Lessor prior to cancellation or termination thereof. Lessee shall furnish evidence satisfactory to Lessor that such insurance has been obtained and that the premiums have been paid as required.

17.           Waiver of Subrogation: The parties hereto release each other, and their respective agents, employees, and contractors, from any claims for injury to any persons or damage to property that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of such damage, but only to the extent such claims are covered by such insurance. This release shall be in effect only so long as the applicable insurance policies contain a clause to the effect that this release shall not affect the right of the insured to recover under such policies. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy so long as such waiver is available without unreasonable additional cost.

18.           Default: In the event of any default by Lessee, Lessor shall have the following remedies, in addition to all other rights and remedies provided by any law or otherwise provided in this Lease, to which Lessor may resort cumulatively, or in the alternative:

A.           Lessor may, at Lessor’s election, keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under the Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Lessee or perform Lessee’s obligations and be reimbursed by Lessee for the cost thereof with interest at twelve percent (12%) per annum from the date the sum is paid by Lessor until Lessor is reimbursed by Lessee, and (iii) the remedies of injunctive relief and specific performance to compel Lessee to perform its obligations under this Lease.

B.           Lessor may, at Lessor’s election, terminate this Lease by giving Lessee written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this subparagraph shall not relieve Lessee from its obligation to pay any sums then due Lessor or from any claim against Lessor for damages or Monthly Rent. In no event shall any one or more of the following actions by Lessor, in the absence of a written election by Lessor to terminate this Lease, constitute a termination of this Lease:

(1)           Appointment of a receiver or keeper in order to protect Lessor’s interest hereunder;

(2)           Consent to any subletting of the Leased Premises or assignment of this Lease by Lessee, whether pursuant to the provisions hereof or otherwise; or

(3)           Any other action by Lessor or Lessor’s agents intended to mitigate the adverse effects of any breach of this Lease by Lessee, including without limitation any action taken to maintain and preserve the Leased Premises or any action taken to relet the Leased Premises or any portions thereof, for the account of Lessee and in the name of Lessee.

C.           In the event Lessee breaches this Lease and abandons the Leased Premises, the Lease shall not terminate unless Lessor gives Lessee written notice of its election to so terminate this Lease. No act by or on behalf of Lessor intended to mitigate the adverse effect of such breach, including those described by subparagraphs B(l), (2) and (3) immediately preceding, shall constitute a termination of Lessee’s right to possession unless Lessor gives Lessee written notice of termination. Should Lessor not terminate this Lease by giving Lessee written notice, Lessor may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4, as in effect on the effective date of this Lease.

D.           In the event Lessor terminates this Lease, Lessor shall be entitled, at Lessor’s election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the effective date of this Lease. For purposes of computing damages pursuant to said Section 1951.2, (i) twelve percent (12%) interest per annum shall be used where permitted, and (ii) rent due under this Lease shall be prorated on a monthly basis where necessary to compute such damages. Such damages shall include without limitation:

(1)           The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

(2)           Any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee’s failure to perform Lessee’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the following:

(i) expenses for cleaning, repairing or restoring the Leased Premises; (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying the Leased Premises, such as taxes, insurance premiums, utilities, and security precautions; (v) expenses in retaking possession of the Leased Premises; and (vi) attorneys’ fees and court costs incurred by Lessor in retaking possession of the Leased Premises and in re-leasing the Leased Premises or otherwise incurred as a result of Lessee’s default.

E.           Nothing in this paragraph shall limit Lessor’s right to indemnification from Lessee as provided in paragraph 15.

In the event Lessor fails to perform any of its obligations under this Lease and fails to cure such default within thirty (30) days after written notice from Lessee specifying the nature of such default where such default could reasonably be cured within said thirty (30) day period, or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such default could not reasonably be cured within said thirty (3.0) day period, then Lessee shall have the following remedies only:

A.            Lessee may proceed in equity or at law to compel Lessor to perform its obligations and/or to recover damages proximately caused by such failure to perform (except to the extent Lessee has waived its right to damages resulting from injury to person or damage to property as provided herein).

B.            Lessee, at its option, may cure any default of Lessor at Lessor’s cost. If Lessee at any time by reason of Lessor’s default reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Lessee shall be immediately due from Lessor to Lessee at the time the sum is paid, and shall bear interest at twelve percent (12%) per annum from the date the sum is paid by Lessee until Lessee is reimbursed by Lessor.

C.            Lessee waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and/or any similar or successor law regarding Lessee’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under the Lease. Lessee hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, in the event Lessee is evicted or Lessor takes possession of the Leased Premises by reason of any default by Lessee.

19.           Attorneys’ Fees Provision: Should either party commence any legal action or proceeding against the other based on this lease, the prevailing party shall be entitled to a reasonable amount for attorneys’ fees.

20.           Destruction: In the event of a total or partial destruction of the Leased Premises during the term of this Lease from any cause actually covered by insurance then in full force and effect, Lessee immediately shall give written notice thereof to Lessor and Lessor shall to the extent of said insurance proceeds forthwith repair the same, provided such repairs can be made within one hundred twenty (120) days after such destruction, but such partial destruction shall in no way annul or void this Lease. If such repairs are not so insured or cannot be made within one hundred twenty (120) days from the date of such destruction, this Lease may be terminated at the option of either party upon fifteen (15) days written notice to the other party. Lessee and Lessor waive the provisions of Sections 1932(2) and 1933(4) of the California Civil Code.

21.           Condemnation:

A.            If any part of the Leased Premises be condemned for a public or quasi-public use by right of eminent domain, with out without litigation, or transferred by agreement in connection with such public or quasi-public uses, this Lease, as to the part so taken, shall terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that Lessee shall be required to pay for the remainder of the term only such portion of such rent as the value of the Leased Premises remaining after condemnation bears to the value of the entire premises at the date of condemnation; but in either such event Lessor shall have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor.

B.            In the event so much of the Leased Premises is taken that the remainder is not suitable for the purpose for which said premises were leased, this Lease shall terminate as of the date of such taking.

C.            All compensation awarded upon such condemnation or taking shall belong and be paid to Lessor and Lessee shall have no claim thereto, and Lessee hereby irrevocably assigns and transfers to Lessor any right to compensation or damages to which Lessee may become entitled during the term hereof by reason of the condemnation of all or a part of the Leased Premises; provided, Lessee shall receive any portion of such award specifically allocated to Lessee’s trade fixtures or moving expenses.

22.           Holding Over: Any holding over after the expiration of the term of this Lease by Lessee with the consent of Lessor shall be deemed to be a tenancy from month to month and except for the term thereof shall be on the same terms and conditions specified herein, so far as are applicable.

23.           Sale of Premises: In the event of a sale or conveyance by Lessor of Lessor’s interest in the Leased Premises, Lessor shall be released from any future liability under this Lease, with the successor in interest to Lessor to be solely liable to Lessee.

24.           Subordination and Estoppel Certificate: This Lease is and shall be subordinate to any mortgage, deed of trust or other instrument of security which have been or shall be placed on the land and building or land or building of which the Leased Premises form a part, and such subordination is hereby made effective without any further act by Lessee. Lessee agrees that at any time or from time to time upon request by Lessor to execute and deliver any instruments, releases or other documents that may be required in connection with subjecting and subordinating this Lease to the lien of said mortgage, deed of trust or other instrument of security. Lessee hereby appoints Lessor as Lessee’s attorney in fact, irrevocably, to execute and deliver any such instruments. Lessee shall execute, acknowledge and deliver to Lessor, at any time within ten (10) days after request by Lessor, a statement in writing certifying, if such be the case, that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified), the date of commencement of the Lease, the date on which the rent has been paid, and such other information as Lessor shall reasonably request. Such statement by Lessee shall be used by Lessor for delivery to and reliance upon by prospective purchasers and lenders whose security consists of liens upon the building and the real property of which the Leased Premises are a part.

25.           Notice: All notices or demands of any kind required or desired to be given by Lessor or Lessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, postage prepaid, addressed to Lessee at the address of the Leased Premises, whether or not Lessee has departed therefrom, abandoned or vacated the Leased Premises, and as to Lessor at 335-B Turtle Creek Court, San Jose, California 94125, or as Lessor shall designate in writing.

26.           Waiver: No covenant, term or condition or breach thereof shall be deemed waived, except by written consent of Lessor, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance of all or any portion of rent at any time shall not be deemed to be a waiver of any covenant, term or condition except as to the rent payment accepted.

27.           CPI: The term “CPI” shall mean the Consumer Price Index, All Urban Consumers, Subgroup “All Items”, San Francisco-Oakland Metropolitan Area (1967 = 100), now being published bi-monthly by the United States Department of Labor, Bureau of Labor Statistics. If the CPI is changed so that the base year is altered from that used as of the effective date of this Lease, then the CPI shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same result that would have been obtained had the base year not been changed. If no conversion factor is available, or if the CPI is otherwise changed, revised or discontinued for any reason, there shall be substituted in lieu thereof and the term “CPI” shall thereafter refer to the most nearly comparable official price index of the United States Government in order to obtain substantially the same result for any adjustment required by this Lease as would have been obtained had the original CPI not been discontinued, revised or changed.

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28.           Miscellaneous:

A.           All the agreements herein contained upon the part of Lessee, whether technically covenants or conditions, shall be deemed conditions for the purpose hereof, conferring upon Lessor, in the event of breach of any of said agreements, the right to terminate this Lease.

B.           The captions of the paragraphs contained in this Lease are for convenience only and shall not be deemed in resolving any question of interpretation or construction of any paragraph of this Lease to be relevant.

C.           All of the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors and administrators, successors and assigns, except that nothing in this provision shall be deemed to permit any assignment, subletting or use of the Leased Premises other than as provided for herein.

D.           This Lease shall be governed and interpreted solely by the laws of the State of California then in force.

E.           Each number, singular or plural, as used in this Lease shall include all numbers, and each gender shall be deemed to include all genders.

F.           Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the premises to Lessee.

G.           All the terms, covenants and conditions contained in this Lease to be performed by Lessee, if Lessee shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies granted to Lessor or given to Lessor by law shall be cumulative and non-exclusive of any other remedy.

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names the day and date hereinbelow written.

LESSOR:

B.S. ENTERPRISES, a California
general partnership
Dated:	7/1, 1987	By:
DONALD G. BURNS, General Partner

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ADDENDUM “C” TO LEASE DATED JULY 1, 1987 BY AND BETWEEN B.S. ENTERPRISES, aka Donald G. Burns and Charlene Burns Trustees of the Burns 1991 Revocable Trust dated 6/25/91, hereinafter referred to as “LESSOR” and DATA CIRCUIT SYSTEMS, INC. (hereinafter referred to as “LESSEE”).

IN ACCORDANCE with the terms of the original lease described above, paragraph 4, “Option to Renew”, Lessor hereby grants to Lessee the 2nd Option Period of 5 years. The terms and conditions of the original Lease shall remain the same except as follows:

2.	Rental. The rental amount for the 2nd Option Period of 5 years shall be $10,500.00 U.S. Dollars plus any additional rents/reimbursements required in the original lease agreement.

3.	Term. The term of the 1st Option Period shall commence on July 1, 1997 and end June 30, 2002.

4.
Option to Renew: As this Addendum grants the 2nd of the 4 additional five-year terms specified in the first sentence of paragraph 4, the balance remaining available is 2 additional 5-year terms. No new Option Periods have been granted.

Lessee shall adhere to procedure for Option Notice to Lessor as specified in the original lease, paragraph 4.

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names the day and date herein below written.

AGREED:	LESSOR:
Date: 7/1 , 1997	/s/ Donald G. Burns
Donald G. Burns
/s/ Charlene Burns
Charlene Burns

LESSEE:
Date: 7/1 , 1997	/s/ Paul Zebg II
Paul Zebb II, President
Data Circuit Systems, Inc.

Dated: 7/1, 1987	By:	/s/Charlene Burns
CHARLENE BURNS, General
Partner

Dated: 7-1, 1987	By:	/s/ Dean C. Schoborg
DEAN C. SCHOBORG
General Partner

Dated: 7-1, 1987	By:	/s/ Beverly J. Schoborg
BEVERLY J. SCHOBORG
General Partner

LESSEE:

DATA CIRCUIT SYSTEMS, INC.,
a California Corporation

Dated: 7-1, 1987	By:	/s/ Dean C. Schoborg
President

Dated: 7-1, 1987	By:	/s/ Donald G. Burns
Secretary

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EXHIBIT A

DESCRIPTION OF LEASED PREMISES:

The real property situated in the City of San Jose, County of Santa Clara, State of California, described as follows:

Parcel 2, as shown on Parcel Map filed December 19, 1986 in Book 569 of Maps, at page(s) 9, Santa Clara County Records.

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[EXECUTION COPY]

REAL PROPERTY LEASE AMENDMENT

THIS REAL PROPERTY LEASE AMENDMENT (“Lease Amendment”) by and between B. S. ENTERPRISES, a California general partnership (“Lessor”), and DATA CIRCUIT SYSTEMS, INC., a California corporation (“Lessee”) is effective as of June 23, 2000 and is entered into in contemplation of the following facts:

A.	Lessor owns that certain real property commonly known as 335 Turtle Creek Court, San Jose, California (“Leased Premises”), including 335-A, 335-B, 335-C and 335-D.

B.
Lessor has been leasing the Leased Premises to Lessee under the terms of a Lease entered into by and between Lessor and Lessee effective July 1, 1987, as amended by Addendum C dated June 30, 1997, and as extended through June 30, 2002 (as amended and extended, “Original Lease”).

C.
Effective as of the date hereof, and contingent on Lessor and Lessee entering into this Lease Amendment, the shareholders of Lessee are selling all of their shares in Lessee pursuant to the Stock Purchase Agreement, dated as of May 18, 2000 (“Stock Purchase Agreement”), by and among Donald G. Burns and Charlene Burns (“Sellers”), Data Circuit Holdings, Inc., a Delaware corporation (“Buyer”), and Lessee.

D.	The execution and delivery of this Lease Amendment by Lessor, which is a partnership of Sellers, and Lessee is a condition to Buyer and Sellers closing under the Stock Purchase Agreement.

WHEREFORE, in consideration of the covenants and conditions contained herein. Lessor and Lessee agree as follows:

1.           Regardless of whether consent is required under the Lease, Lessor hereby consents to the acquisition of all of the shares of Lessee by Buyer.

2.           Regardless of whether consent is required under the Lease. Lessor consents to the assignment, pledge or other use of this Lease as partial collateral for the financing provided to Buyer by Bank of America Commercial Finance Corporation (“B of A”) as more particularly set forth in the commitment letter dated May 19, 2000 from B of A to Saugatuck Capital Company, L.P.

3.           The parties hereto acknowledge and agree that, as of the date hereof: (a) the Original Lease, as described above and as amended by this Lease Amendment (collectively referred to hereinafter as “the Lease”) constitute the only lease of the Leased Premises, and (b) the Lease is the only agreement of any kind between Lessee and Lessor or Lessee and any Seller relating to the Leased Premises (other than the Stock Purchase Agreement and documents entered into in connection therewith).

I.           Paragraph 2 of the Original Lease is amended to read in its entirety:

“2.           Base Rent. Lessee shall pay to Lessor without deduction, set off, prior notice or demand, as base rent, in advance on the first day of each month during the term hereof the sum of Ten Thousand Five Hundred Dollars ($10,500.00) per month.”

II.           Paragraph 3 of the Original Lease is amended to read in its entirety:

“3.           Term. The initial term of this Lease shall be for a period of just over two full years commencing on June 23, 2000 (the “Effective Date”) (but with the first base rent payment due hereunder being due on July 1, 2000) and ending on the thirtieth day of June, 2002. References herein to the term of this Lease shall be deemed to include the initial term, together with any renewals, extensions, or holding over thereof, Lessor hereby releases Lessee from all claims or liabilities which arose or may arise under this Lease for any period prior to the Effective Date (except monthly payments by Lessee to Lessor reimbursing Lessor for taxes and sewer charges for the current year), it being understood that this Lease will henceforth be deemed to have commenced on the Effective Date.”

III.           Paragraph 4 of the Original Lease is amended to read in its entirety:

“4.           Options to Extend. Lessee shall have the option to extend the term of this Lease for a total of four additional periods following expiration of the initial term as provided in paragraph 3 above and as further described in this paragraph 4. Lessee shall exercise its option by giving written notice of exercise of the option (the “Option Notice”) to Lessor at least six months and not more than 12 months before the expiration of the initial term. With respect to any further extension, Lessee shall give the Option Notice to Lessor at least six months before the expiration of the prior extension period. Notwithstanding the foregoing, if a Lessee event of default exists under this Lease on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if a Lessee event of default exists on the date the extension period is to commence, the extension period shall not commence, and this Lease shall expire at the end of the initial terms or the previous extension period, as the case may be.

4.1           The lengths of the option periods are as follows: the first two option periods shall be five years each; the third and fourth option periods shall be three years each.

4.2           The monthly rent for the option periods shall be as follows:

4.2.1           The first five-year option period will begin July 1, 2002 at the base rental rate of Thirteen Thousand Five Hundred Dollars ($13,500.00) per month;

4.2.2           The second five-year option period, beginning July 1, 2007, will increase the then current base rent by multiplying the then current base rent by a factor equal to the increase from July 1, 2002 to June 30, 2007 in the Consumer Price Index, Bureau of Labor Statistics, “All Urban Consumers” - “All Items”, as published by the United States Department of Labor for San Francisco-Oakland-San Jose (1982-1984 -100) (the “Index”); provided, however, that such factor shall be no less than ten percent (10%) and no more than thirty percent (30%). If for any reason the Index is not available, the said Consumer Price Index for the United States shall be used, and if neither of the Consumer Price Indices is available, then a comparable index shall be used.

4.2.3           The base rent during the third option period, commencing July 1, 2012, shall be ten percent (10%) below the then market rate for similar commercial space in the San Jose region; provided, however, that it shall not be lower than the base rent during the prior option period.

4.2.4           The base rent during the fourth option period, beginning July 1, 2015, will increase over the then current rent by a factor equal to the increase from July 1, 2012 to June 30, 2015 in the Index; provided, however, that such factor shall be no less than six percent (6%) and no more than eighteen percent (18%). If for any reason the Index is not available, the said Consumer Price Index for the United States shall be used, and if neither of the Consumer Price Indices is available, then a comparable index shall be used.”

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IV.           Paragraph 8 of the Original Lease is amended to read in its entirety:

“8.           Public Liability and Property Damage Insurance.

8.1           Lessee, at its expense, shall procure from companies having an A.M. Best rating of at least B++ and an A.M. Best number rating of not less than 7, and maintain at all times during the term of this Lease, a policy or policies of: (a) comprehensive public liability and property damage insurance, insuring Lessee, and showing Lessor as an additional insured as its interests may appear, against all claims for personal injury, including death, and property damage, with not less than Two Million Dollars ($2,000,000.00) combined single limit for both bodily injury and property damage occurring in, on or about the Leased Premises, with business interruption coverage; and (b) workers” compensation insurance in compliance with applicable state law. Such policy or policies of insurance shall contain a provision requiring not less than thirty (30) days’ prior written notice to Lessor and any mortgagee of Lessor in the event of cancellation of material modification of the terms and conditions thereof, and shall name Lessor as an additional insured. Such insurance may be provided under a blanket policy. In addition to the foregoing, Lessee shall maintain insurance against such other perils and in such amounts as Lessor may from time to time reasonably require.

8.2           All Risk Insurance. Lessor, at its expense, shall procure from companies having an A.M. Best rating of at least B++ and an A.M. Best number rating of not less than 7, and maintain at all times during the term of this Lease, a policy or policies of: (a) comprehensive public liability and property damage insurance, insuring Lessor against all claims for personal injury, including death, and property damage, and (b) All Risk Insurance on the improvements and on the Leased Premises in such amounts and with such deductibles as Lessor shall reasonably determine. Lessee shall pay to Lessor, as additional rent, the cost of all premiums for such insurance and any “deductible” amount not exceeding five thousand dollars ($5,000) per occurrence paid by Lessor that is excluded from coverage of such insurance. Lessor shall not in any way or manner insure any property of Lessee in the Leased Premises.

8.3           Indemnification. Lessee shall indemnify, defend and hold harmless each of Lessor and its officers and directors (the “Lessor Indemnified Parties”) from and against any and all loss (including, without limitation, reasonable attorneys’ fees) and against all claims, actions, damages, liability and expenses in connection with loss of life, bodily and personal injury or damage to the real property or the Leased Premises arising from any occurrence in, upon or at the real property or the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Lessee, its agents, contractors, employees, servants, licensees, concessionaires or invitees, or by anyone permitted to be on the real property or the Leased Premises by Lessee, except any arising or occasioned wholly or in part by an act or omission of Lessor, its agents, contractors, employees, servants, licensees, concessionaires or invitees, or by anyone permitted to be on the real property or the Leased Premises by Lessor. Lessor shall indemnify, defend and hold harmless each of Lessee and its officers and directors (the “Lessee Indemnified Parties”) from and against any and all loss (including, without limitation, reasonable attorneys’ fees) and against all claims, actions, damages, liability and expenses in connection with loss of life, bodily and personal injury or damage to the real property or the Leased Premises arising from or occasioned wholly or in part by any act or omission of the Lessor, its agents, contractors, employees, servants, licensees, concessionaires or invitees, or by anyone permitted to be on the real property or the Leased Premises by Lessor. Lessee assumes all risks of and the Lessor Indemnified Parties shall not be liable for injury to person or damage to property resulting from the condition of the Leased Premises, except any conditions which Lessor is obligated to repair or remedy under this Lease. Lessee agrees, at all times, to defend, indemnify and hold harmless each of the Lessor Indemnified Parties against all actions, claims, demands, costs, damages or expenses of any kind (including, without limitation, reasonable attorneys’ fees) which may be brought or made against or which any Lessor Indemnified Party may pay or incur by reason of Lessee’s occupancy of the Leased Premises or its negligent performance of or failure to perform any of its obligations under this Lease. Lessor agrees, at all times, to defend, indemnify and hold harmless each of the Lessee Indemnified Parties against all actions, claims, demands, costs, damages or expenses of any kind (including, without limitation, reasonable attorneys’ fees) which may be brought or made against or which any Lessee Indemnified Party may pay or incur by reason of Lessor’s occupancy of the Leased Premises or its negligent performance of or failure to perform any of its obligations under this Lease. In case any Lessor Indemnified Party shall, without fault on its part, be made a party to any litigation commenced by or against Lessee, then Lessee shall defend, indemnify, defend and hold harmless the same and shall pay all costs, expenses and reasonable attorneys’ fees incurred by or on behalf of the same in connection with such litigation. This provision shall survive expiration or other termination of this Lease. In case any Lessee Indemnified Party shall, without fault on its part, be made a party to any litigation commenced by or against Lessor, then Lessor shall defend, indemnity, defend and hold harmless the same and shall pay all costs, expenses and reasonable attorneys’ fees incurred by or on behalf of the same in connection with such litigation. This provision shall survive expiration or other termination of this Lease.

8.4           Waiver of Subrogation. Lessor and Lessee each agree that neither Lessor nor Lessee (nor their successors and assigns) shall have any claim against the other for any loss, damage or injury which is covered by insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss. This release shall be valid only if the insurance policy in question expressly permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy. Each party agrees to use its best efforts to obtain such an agreement from its insurer, if the policy does not expressly permit a waiver of subrogation and if such a waiver is available at a reasonable and nominal cost. If the obtaining party considers the cost for such an agreement to be unreasonable or beyond a nominal fee, the obtaining party may notify the benefited party of such cost and the benefitted party may opt to pay the fee or forego such an agreement.

8.5           Evidence of Insurance. Each party shall provide the other with copies or other evidence of all policies of insurance required of such party under tills Paragraph 8 prior to commencement of the term of this Lease.”

V.           Paragraph 9 of the Original Lease is amended to read in its entirety:

“9.           Repairs and Maintenance. Except in the case of damage to or destruction of the Leased Premises from any cause covered by insurance, in which the provisions of Paragraph 20 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises:

9.1           Lessee shall at all times during the term of this Lease, at its sole cost and expense (except as otherwise provided below), provide regular janitorial service to the Leased Premises, and keep and maintain the Leased Premises in good order, condition and repair, except for: (a) ordinary wear and tear, (b) damage due to fire, earthquake, act of god or the elements (which it shall be the responsibility of Lessor to repair), (c) damage to or destruction of the Leased Premises from any cause covered by insurance, in which the provisions of Paragraph 20 shall control, (d) replacements of or major repairs to building systems during or after the last 6 months of the then current Lease term, and (e) Major Repairs (as defined in paragraph 9.2 below). For this purpose, the Leased Premises shall include, without limitation: (i) all its interior and exterior walls, floors, ceilings and roof, (ii) all its windows, doors and skylights, (iii) all its electrical wiring, conduits, connectors and fixtures, (iv) all its plumbing and bathroom fixtures. (v) all its heating, ventilation and air conditioning equipment including without limitation any rooftop compressors, and (vi) all its exterior improvements, including, without limitation, any parking lots and driveways. Lessee shall, at its sole cost and expense, repair all damage to the Leased Premises, except ordinary wear and tear, caused exclusively by the activities of Lessee, its employees, invitees or contractors on and after the Effective Date, and, if Lessee fails to repair such damage. Lessor may, at its election and without waiving, any other remedy it may otherwise have under this Lease or at law or equity, perform such maintenance or make such repairs as are required of Lessee hereunder, and charge the Lessee, as additional rent the reasonable costs incurred by Lessor for the same. Lessee agrees upon the expiration of the term of this Lease or sooner termination to surrender the Leased Premises in the same condition as on the Effective Date, except for ordinary wear and tear, damage due to fire, earthquake, act of god or the elements, and other destructions, condemnations, damages or conditions which it is not obligated under this Lease to repair.

9.2           Lessor shall pay 100% of the replacement of, or major repairs (other than to repair damage caused by Lessee) to, the roof, exterior walls, floors, and structural elements of or on the Leased Premises (“Major Repairs”). In addition:

9.2.1           Either party shall notify the other party in writing if it believes that Major Repairs are necessary. Within thirty (30) days of such notification, the notified party shall respond to the notifying party that it either agrees or disagrees that the proposed Major Repairs are necessary. If the parties agree that Major Repairs are necessary. Lessor shall select a licensed contractor to perform the work and shall confirm in writing that it agrees to the terms of the contract for the work and that it agrees to cover all cost of the contract in accordance with this paragraph 9.2.

9.2.2           If within thirty (30) days from the date of notification set forth in section 9.2.1 above, the parties fail to agree about the need for the proposed Major Repairs or about the licensed contractor to perform the work, they shall submit the dispute to binding arbitration under the California Arbitration Act, Sections 1280-1294.2 of the California Code of Civil Procedure, as amended, and the Commercial Arbitration Rules of the American Arbitration Association.

9.3           Lessor shall not be liable for any cost incurred by the interruption of Lessee’s operations as a result of any repair, maintenance or Major Repairs carried out on the Leased Premises, provided, the Leased Premises and related building systems were in good working order on the Effective Date and provided the Lessor has used reasonable efforts to minimize any interruptions to Lessee’s business caused by such repair, maintenance or Major Repairs.

9.4           for purposes of this paragraph 9, “ordinary wear and tear” shall mean wear and tear ordinary for general industrial use of the Leased Premises, expressly excluding any wear and tear that is unique to the nature of Lessee’s business on the Leased Premises.”

VI.           Paragraph 10 of the Original Lease is amended to add at the end:

“10.1           Hazardous Materials. Lessee shall comply in all material respects with all federal, state, and local laws and regulations with respect to the use of any chemical, hazardous material, or other substance on the Leased Premises, including, without limitation, laws that (a) govern the treatment and storage of hazardous and toxic materials and waste on and from the Leased Premises, or (b) regulate the use and condition of waste water produced by Lessee on the Leased Premises.

10.1.1           As used in this Lease, the following terms have the following definitions:

A.           The term “Environmental Laws” means any federal, state, or local law, statute, ordinance, or regulation pertaining to protection of the environment or of human health or employee health and safety, including any pertaining to environmental conditions on, under, or about the Leased Premises, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) as amended, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. Sections 6901 et seq.

B.           The term “Hazardous Substance” includes without limitation:

(1)           Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in regulations promulgated pursuant to said laws;

(2)           Those substances defined as “hazardous wastes” in Sections 25117 of the California Health & Safety Code, or as “hazardous substances” in Section 25316 of the California Health & Safety Code and in the regulations promulgated pursuant to said laws;

(3)           Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

(4)           Such other substances, materials, and wastes which are or become regulated under any Environmental Law; and

(5)           Any material, waste, or substance which is classified as any of the following: (a) petroleum; (b) asbestos; (c) polychlorinated biphenyls; (d) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Sections 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (e) flammable explosives; or (f) radioactive materials.

C.           The term “Remedial Work” shall have the definition set forth in Paragraph 10.6 of this Lease.

10.2           Each of Lessee and Lessor agrees and covenants to comply in all material respects with all Environmental Laws with respect to the use, generation, manufacture, production, storage, release, discharge, or disposal of Hazardous Substances on, under or about the Lessed Premises or transportation to or from the Leased Premises of any Hazardous Substance.

10.3           Each party shall give the other prompt written notice of any of the following of which it has actual knowledge:

A.           Any proceeding or inquiry by any governmental authority (including, without limitation, the California State Department of Health Services) with respect to the presence of any Hazardous Substance on the Leased Premises or the migration thereof from or to other property.

B.           All claims made or threatened by any third party against either party or the Leased Premises relating to any loss or injury resulting from any Hazardous Substance.

C.      Its discovery of any occurrence or condition on the Leased Premises or on any real property adjoining or in the vioinity of the Leased Premises that could cause the Leased Premises or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Leased Premises under any Environmental Law.

D.      Its discovery of any occurrence or condition on the Leased Premises or on any real property adjoining or in the vicinity of the Leased Premises that could cause the Leased Premises or any part thereof to be classified as “border-zone property” under the provisions of California Health and Safety Code Sections 25220 et seq. or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability, or use of the Leased Premises under any Environmental Law.

10.4           Each party shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental Law under or relating to which it might be liable.

10.5           (A) Lessee shall indemnify, defend and hold harmless Lessor, its successors, and assigns from and against any and all loss, damage, cost, expense, claim, fee, or liability (including reasonable attorneys’ fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, or disposal by or on behalf of Lessee on or after the Effective Date of a Hazardous Substance on, under, or about the Leased Premises including, without limitation, all foreseeable consequential damages, such as the costs of any required or necessary repair, cleanup, or detoxification of the Leased Premises and the preparation and implementation of any required or necessary closure, remedial, or other plans; provided, however, that this indemnity expressly excludes any loss, damage, cost, expense, claim, fee, liability, condition or state of facts for which Buyer is indemnified by Sellers or Sellers are otherwise responsible under the Stock Purchase Agreement (regardless of whether any such indemnification or responsibility under the Stock Purchase Agreement is subject to any floor, cap, basket, threshold, materiality standard or qualifier, expiration date, statute of limitations, or other limitation of any kind).

(B)           Lessor shall indemnify, defend and hold harmless Lessee, its successors, and assigns from and against any and all loss, damage, cost, expense, claim, fee, or liability (including reasonable attorneys’ fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, or disposal by or on behalf of Lessor prior to, on or after the Effective Date, of a Hazardous Substance on, under, or about the Leased Premises including, without limitation, all foreseeable consequential damages, such as the costs of any required or necessary repair, cleanup, or detoxification of the Leased Premises and the preparation and implementation of any required or necessary closure, remedial, or other plans.

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10.6           In the event that any investigation, monitoring, containment, cleanup, removal, restoration, or other remedial work of any kind or nature (the “Remedial Work”) is reasonably necessary or desirable under any applicable local, state, or federal law or regulation, any judicial order, or by order of any governmental entity or person because of, or in connection with, any breach by Lessee or Lessor of its obligations under Paragraph 10.2 of this Lease that results in the presence or release of a Hazardous Substance in or into the air, soil, groundwater, surface water, or soil vapor at, on, about, under or within the Leased Premises (or any portion thereof), the breaching party shall within thirty (30) days after written demand for performance thereof by the other party (or such shorter period of time as may be required under any applicable law, regulation, order, or agreement), commence to perform, or cause to be commenced, and thereafter diligently prosecuted to completion, all such Remedial Work. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by the other party, and under the supervision of a consulting engineer approved in advance in writing by the other party, neither of such approvals to be unreasonably withheld or delayed. All costs and expenses of such Remedial Work shall be paid by the breaching party including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and the reasonable fees and costs of the attorneys for the other party incurred in connection with monitoring or reviewing such Remedial Work. In the event the breaching party shall without reasonable cause fail to timely commence, or cause to be commenced, or fall to diligently prosecure to completion, such Remedial Work, the other party may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall be paid on demand to the other party by the breaching party.

10.7           Any reference herein to statutory or regulatory sections shall be deemed to include any amendments thereto and any successor sections.

Lessee and Lessor shall remain fully and completely liable, on termination of this Lease, for any and all damages sustained by the other or any related person, Including but not limited to fines and penalties, relating to the breaching party’s failure to comply with the terms of this paragraph.”

VII.	Paragraph 11 of the Original Lease is amended to read in its entirety:

“11. Alterations and Improvements:

11.1           By Lessee: Any structural modifications, alterations and/or improvements to the Leased Premises by Lessee must (A) first be approved by Lessor in writing, (B) be made in substantial compliance with plans and specifications therefore first approved by Lessor, and (C) be performed by a contractor first approved by Lessor. Lessor agrees that such approvals shall not be unreasonably withheld or delayed All Lessee modifications, alterations and/or improvements to the Leased Premises shall be made, constructed or installed (w) at Lessee’s expense, (x) using a licensed contractor, (y) in good and workmanlike manner, and (z) in accordance with all applicable federal, state, and local law and regulations. Lessee shall not commence the making of any Lessee modifications, alterations and/or improvements until (i) all required governmental approvals and permits have been obtained, (ii) all requirements ragarding Insurance imposed by this Lease have been satisfied, (iii) Lassee has given Lessor at least five business days prior written notice of its intention to commence any structural work, so that Lessor may post and file notices of non-responsibility, and (iv) if reasonably requested by Lessor, Lessee has obtained contingent liability and broad form builder’s risk insurance in an amount reasonably satisfactory Lessor to cover any perils relating to the proposed work not covered by insurance carried by Lessee pursuant to this Lease. As used in the Paragraph, the term “modifications, alterations and/or improvements” shall expressly include, without limitation, the installation of additional electrical service and systems, heating and ventilation, overhead lighting fixtures, drains, sinks, built-in partitions, doorways, or the like, and shall expressly exclude cosmetic changes.

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11.2           Ownership of improvements: All modifications, alterations and improvements made or added to the Leased Premises by Lessee (other than Lessee’s inventory, equipment, movable partitions and furniture, wall decorations and trade fixtures) shall be deemed real property and are part of the Leased Premises, but shall remain the property of the Lessee during the term of this Lease. Any such modification, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the term of this Lease without Lessor’s written approval first obtained in accordance with the provisions of Paragraph 11.1 above (if and to the extent so required). At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements (other than Lessee’s inventory, equipment, movable partitions and furniture, wall decorations and trade fixtures) shall automatically become the property of the Lessor and shall be surrendered to Lessor as part of the Leased Premises unless Lessor, at its sole discretion, requires Lessee to remove any of such modifications, alterations or improvements, in which case Lessee shall so remove same. Lessor shall have no obligation to reimburse Lessee for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Lessor. All modifications, alterations or improvements that are installed or constructed on or attached to the Lassed Premises by Lessor at Lessor’s expense shall be deemed real property and a part of the Leased Premises and shall be the property of Lessor. All lighting, plumbing, electrical, heating, ventilating and air conditioning systems and fixtures, built-in partitioning, window coverings, non-removable wall coverings and floor coverings installed by Lessee shall be deemed improvements to the Leased Premises and not trade fixtures of Lessee.

11.3           Alterations Required By Law: Lessee shall make all modifications, alterations, and improvements to the Leased Premises, at its sole cost (except as noted below), that are required by law because of (i) Lessee’s unique use or occupancy of the Leased Premises, (ii) Lessee’s application for any permit or governmental approval, or (iii) Lessee’s making of any modifications, alterations, or improvements to or within the Leased Promises; provided, however, that, (A) in any case, Lessee may withdraw applications or cancel work contemplated upon being informed that other modifications, alterations, and improvements might be required as a result of or in connection therewith, and (B) in the case of clauses (it) and (iii), if such application, modification, alteration or improvement arises solely in connection with a Major Repair, such application modification, alteration or improvement shall be deemed to be part of the Major Repair and its costs paid by Lessor in accordance with Paragraph 9 rather than this Paragraph 11.”

VIII.           Paragraph 13 of the Original Lease is amended to read in its entirety:

“13.           Entry: Lessor and Lessor’s agents may enter upon the Leased Premises at all reasonable times to inspect the same, to show the Leased Premises to a prospective purchaser or, within the last 6 months of the term, prospective lessees, or to make any changes or alterations or repairs, including the erection and maintenance of scaffolding, canopies and other structures as may be needed, which lessor shall deem necessary for the protection, improvement or preservation of the Leased Premises (provided same to not adversely impact upon the spaces currently usable by Lessee without Lessee’s prior written consent), or to post any notice provided for by law, or otherwise to protect any and all rights of Lessor without any liability to Lessee for damages or any abstement of rental except where due to the gross negligence or willful misconduct on the part of Lessor, its agents, contractor, employees, servants, licensees, concessionaires or invitees, or by anyone permitted to be on the real property or the Leased Premises by Lessor, its agents, contractors or employees. Nothing contained in this paragraph 13 shall be construed to obligate Lessor to make any such changes, alterations or repairs. Lessee further agrees that at any time after one hundred twenty (120) days prior to the termination of this Lease, Lessor may place thereon any usual or ordinary “To Let” or “To Lease” signs.”

IX.           Paragraph 14 of the Original Lease is to read in its entirely:

“14.           Assignment and Subletting: Lessee shall not sublet or assign any portion or interest in this Lease without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed. In the event of an attempted subletting or assignment without obtaining such consent, said subletting or assignment shall, at the option of Lessor, be void. In the event that Lessee realizes a net profit on any sublet under this Lease. Lessee shall pay such net profit over to Lessor. Such assignment or subletting shall further, at the option of Lessor, be deemed a breach of this Lease. Notwithstanding the foregoing, Lessee may, without Lessor’s consent, (i) transfer its interest in this Lease in connection with a reorganization of its assets or business, whether by merger, reorganization, assignment or sublet provided the transferee is a person, corporation, partnership, limited liability company or other person or entity controlling, controlled by or under common control with Lessee; (ii) transfer its interest in this Lease in connection with a sale of all or substantially all of its assets or all or substantially all of its assets relating to the business conducted by Lessee on the Leased Premises; or (iii) mortgage or otherwise pledge its interest in this Lease to its current or future lender(s) (and such mortgagee, assignee or pledgee may, without Lessor’s consent, foreclose on or otherwise transfer their interest or title herein, or have Lessee transfer its interest or title herein in lieu of foreclosure or similar proceedings, to a successor mortgagee or pledgee or a third-party purchaser). Lessee shall notify Lessor of any assignment or sublet under clauses (1) through (III).”

X.           The first paragraph of Paragraph 18 of the Original Lease is amended to read in its entirety:

“18.           Default: In the event of any of the following (each an “event of default”):

(i) any default by Lessee in the payment of rent hereunder, which default remains uncured for over fifteen days after Lessor has given Lessee written notice thereof,

(ii) any other default by Lessee hereunder, which default is curable within 30 days and which default remains uncured for over 30 days after Lessor has given Lessee written notice thereof, or

(iii) any other default by Lessee, which default is not capable of being cured within 30 days and which default remains uncured for over 30 days after Lessor has given Lessee written notice thereof and is not being diligently pursued by Lessee,

Lessor shall have the following remedies, in addition to all other rights and remedies provided by any law or otherwise provided in this Lease, to which Lessor may resort cumulatively, or in the alternative:

AA.           In the event of an event of default under clause (i) above, Lessor shall be entitled to a late fee of 10% of the rent to which the event of default applies. ”

and, is Paragraph 18.E, the reference to Paragraph 15 shall be to Paragraph 8.

XI.           Paragraph 20 of the Original Lease is hereby amended to insert at the end of the first sentence, just before the period, the clause:

“but rents shall be prorated in proportion to the length of time and amount of the Leased Premises which are unusable during that time”

XII.           Paragraph 22 of the Original Lease is hereby amended to insert at the end, just before to the period, the clause:

“, except that any remaining options to extend under Paragraph 4 shall have expired upon expiration of the term of this lease”

XIII.           Paragraph 24 of the Original Lease is hereby amended to insert after the word “part” the clause:

“provided the beneficiaries of same agree not to disturb Lessee so long as Lessee is complying with the terms of this Lease”

and to insert after the word “aubordination” the phrase:

“and non-disturbance”

and to insert at the end of the first sentence, just before the period, the phrase:

“and the related non-disturbance agreement”

and to delete the second sentence.

XIV.           Paragraph 28 of the Original Lease is amended to add subparagraph H, which shall read:

“H.           No Waiver. The receipt by Lessor of any rent with knowledge of the breach of any covenant of this Lease by Lessee shall not be deemed a waiver of such breach or any subsequent breach of this Lease by Lessee and no provision of this Lease and no breach of any provision of this Lease shall be deemed to have been waived by Lessor or Lessee unless such waiver be in writing signed by such party.”

XV.           Paragraph 25 of the Original Lease is hereby amended to replace the address for notice of Lessor (formerly 335-B Turtle Creek Court, San Jose, California 94125) with the following address:

“c/o Ashley, Quinn, Nelson, P.O. Box 7800, Incline Village, NV 89452, Attention: George Ashley”

and to replace the reference to “United States mail” with the following:

“Untied States certified mail with return receipt requested”

XVI.           Paragraphs 15, 16, 17, 26 and 27 of the Original Lease are hereby deleted.

Except as amended by Paragraphs 1 through XVI above, the terms and conditions of the Original Lease remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto do hereby execute this Lease Amendment as of June 23, 2000.

DATA CIRCUIT SYSTEMS, INC.		B.S. ENTERPRISES
By:	/s/ Dean C. Schoborg	By:	/s/ Donald G. Burns
Its:	President		Donald G. Burns, Partner

		By:	/s/ Charlene Burns
Charlene Burns, Partner

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ADDENDUM “D” To Original Lease dated July 1, 1987 by and between B. S. Enterprises, aka Donald G. Burns and Charlene Burns, Trustees of the Burns 1991 Revocable Trust dated 6/25/91, LESSOR, and Data Circuit Systems, Inc., LESSEE and Real Property Lease Amendment dated June 23, 2000 between same parties followed by May 24, 2007 Consent to Assignment of Lessee to Merix Corporation, an Oregon Corporation.

In ACCORDANCE with the terms of the original and amended lease described above, paragraph 4, “Option to Extend” and paragraph 4.2.2, the Lessor hereby grants the second five-year option period beginning July 1, 2007 under the same terms and conditions except as follows:

Paragraph 2. Rental.

The rental amount for the 5-year period beginning July 1, 2007 shall be $16, 594.60. plus any additional rents/reimbursements required in the original/amended lease.

Paragraph 3. Term.

The term of the 2nd five-year option period shall commence on

July 1, 2007 and end June 30, 2012.

Paragraph 4. Option to Extend.

As this Addendum grants the 2nd of the additional 4 periods specified in the 1st sentence of Paragraph 4 of the June 23, 2000 Real Property Lease

Amendment, the balance remaining available is 2 additional 3-year terms.

No new Option Periods have been granted.

IN WITNESS WHEREOF, the parties hereto do hereby execute this Addendum As of July 1, 2007.

LESSEE:	LESSOR:
/s/ Michael D. Burger
Michael D. Burger	Donald G. Burns
President and CEO

Charlene Burns